UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2017

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in a Current Report on Form 8-K filed by Cohu, Inc. (“we,” “us,” “our,” “Cohu” or the “Company”) on January 10, 2017, Cohu completed the acquisition of all of the outstanding share capital of Kita Manufacturing Co., LTD. and Kita USA, Inc. (together “Kita”) on January 4, 2017. The acquisition of Kita is an acquired business pursuant to Regulation S-X Section 210.11-01(d) however, the Company has determined that it does not meet the definition of a “significant subsidiary” under Regulation S-X Section 210.3.05(i) and audited financial statements and unaudited combined pro forma financial statements are therefore not required. This Form 8-K/A is being filed solely to amend the disclosure set forth Item 9.01 of the Form 8-K filed on January 10, 2017 to state that no historical financial statements of Kita or related combined pro forma financial information are required to be filed.

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of Purchase of Kita Manufacturing Co., LTD.

On January 4, 2017, Cohu completed the previously announced acquisition (the “Acquisition”) of all of the outstanding share capital of Kita Manufacturing Co., LTD. and Kita USA, Inc. (together “Kita”). Pursuant to a Share Purchase Agreement dated November 15, 2016, by and among Kita and its shareholders, Rasco GmbH, a wholly owned subsidiary of the Company and Cohu (the “Purchase Agreement”). Kita, headquartered in Osaka, Japan, and with operations in Attleboro, Massachusetts, designs, manufactures and sells spring probe contacts used in final test contactors, probe cards, PCB test boards and connectors sold to customers worldwide.

The aggregate purchase price was approximately $21.1 million, comprised of an initial cash payment of $15.0 million and the assumption of operating and expansion debt totaling approximately $6.1 million, net of cash acquired. To the extent actual working capital and net debt as of the closing is later determined to be different than the estimates therefor, the purchase price will be adjusted accordingly. The material terms of the Acquisition were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2016.

The foregoing description of the Acquisition and the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s initial 8-K filed on January 10, 2017, and is incorporated by reference herein.

On January 5, 2017, we issued a press release announcing the completion of the Acquisition. A copy of the press release was attached as Exhibit 99.1 to the Company’s initial 8-K filed January 10, 2017, and is incorporated by reference herein.

Item 8.01 Other Information.

We issued a press release on January 5, 2017, announcing the completion of the Acquisition. A copy of the press release was attached as Exhibit 99.1 to the Company’s initial 8-K filed January 10, 2017, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company has determined that no financial statements are required to be filed by this Item in connection with the Acquisition as it did not meet the significant subsidiary test as defined in Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission.

(b)	Pro Forma Financial Information.

The Company has determined that no financial statements are required to be filed by this Item in connection with the Acquisition as it did not meet the significant subsidiary test as defined in Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission.

(d)	Exhibits.

Exhibit No. - 2.1*

Share Purchase Agreement dated November 15, 2016 by and among Cohu, Inc. (and certain of its subsidiaries) and Kita Manufacturing Co., LTD. and the Shareholders of Kita Manufacturing Co., LTD.

Exhibit No. - 99.1*

Press release, dated January 5, 2017 of Cohu, Inc.

*	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K as filed with the Securities and Exchange Commission on January 10, 2017.

Exhibit Index

Exhibit No.	Description

2.1*	Share Purchase Agreement dated November 15, 2016 by and among Cohu, Inc. (and certain of its subsidiaries) and Kita Manufacturing Co., LTD. and the Shareholders of Kita Manufacturing Co., LTD.

99.1*	Press Release, dated January 5, 2017 of Cohu, Inc.

*	Incorporated by reference to the same numbered exhibit to the Company’s Form 8-K as filed with the Securities and Exchange Commission on January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

February 27, 2017	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer